Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004 except for Note 10, as to which the date is March 23, 2004, in Post-Effective Amendment No. 2 to the Registration Statement (Form SB-2 No. 33-89600) and related Prospectus of Webb Interactive Services, Inc. for the Registration of 9,029,000 shares of its common stock.

/s/ ERNST & YOUNG, LLP

Denver, Colorado

April 27, 2004